UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2012

DORAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: 787-474-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 16, 2012, the Board of Directors has appointed Mr. Robert E. Wahlman as the Chief Accounting Officer of Doral Financial Corporation (the “Company”) in addition to his current role as Chief Financial and Investment Officer. No changes were made to Mr. Wahlman’s compensation in connection with this appointment. Mr. Wahlman continues to be employed under the terms of his employment agreement with the Company dated March 16, 2009 and amended on June 25, 2010. Information regarding Mr. Wahlman’s employment history, compensation and other related matters has been disclosed by the Company in its Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 12, 2011. Also effective as of March 16, 2012, the Company terminated Mr. Ronald Stewart, who had served as Principal Accounting Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: March 16, 2012	By:	/s/ Enrique R. Ubarri
	Name:	Enrique R. Ubarri
	Title:	Executive Vice President- General Counsel